General By-law

BY-LAW NO. 1

A by-law relating generally to the conduct of the affairs of HI HO SILVER RESOURCES INC.

BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law of HI HO SILVER RESOURCES INC. (hereinafter called the "Corporation") as follows:

INTERPRETATION

1. In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

(a) "Act" means the Canada Business Corporations Act, R.S.C. 1985, c. C44 as from time to time amended and every statute that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Act shall be read as references to the substituted provisions therefor in the new statute or statutes;

(b) "Articles" means the original or restated articles of incorporation, articles of amendments, articles of amalgamation, articles of continuance, articles of reorganization, articles of arrangement, articles of dissolution or articles of revival of the corporation and includes any amendments thereto;

(c) "Board" means the board of directors of the corporation;

(d) "Meeting of Shareholders" means an annual meeting of shareholders or a special meeting of shareholders;

(e) "Non-Business Day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada);

(f) "Person" includes an individual, partnership, association, body corporate, trustee, executor, administrator or legal representative;

(g) "Resident Canadian" means a Canadian citizen ordinarily resident in Canada or as otherwise defined in the Act;

(h) "Unanimous Shareholder Agreement" means a written agreement among all the shareholders of the corporation, or among all such shareholders and a person who is not a shareholder or a written declaration by a person who is the beneficial owner of all the issued chairs of the corporation, that restricts, in whole or in part, the powers of the directors to manage the business and affairs of the corporation, as from time to time amended;

(i) "by-law" means any by-law of the Corporation from time to time in force and effect;

(j) all terms which are contained in the by-laws of the Corporation and which are defined in the Act or the Regulations shall have the meanings given to such terms in the Act or the Regulations; and

(k) the singular shall include the plural and the plural shall include the singular

DIRECTORS

2. Number: Subject to the articles of the Corporation and any unanimous shareholder agreement and until changed in accordance with the Act, the business and affairs of the Corporation shall be managed by a board of directors consisting of between one and seven directors. If any of the issued securities of the Corporation are or were a part of a distribution to the public and remain outstanding and are held by more than one person, then the Corporation shall have not fewer than three directors, at least one of whom shall not be an officer or employee of the Corporation or any affiliate of the Corporation. At least twenty-five per cent of the directors must be resident Canadians. If the Corporation has less than four directors, then at least one director must be a resident Canadian.

3. Term of Office: A director's term of office (subject to the provisions, if any, of the articles of the Corporation and to the provisions of the Act) shall be from the date on which he/she is elected or appointed until the annual meeting next following.

4. Vacation of Office: The office of a director shall ipso facto be vacated: (a) if he/she becomes bankrupt or suspends payment of his/her debts generally or compounds with his/her creditors or makes an authorized assignment or is declared insolvent; (b) if he/she is found to be a mentally incompetent person; or (c) if by notice in writing to the Corporation he/she resigns his/her office. Any such resignation shall be effective at the time it is sent to the Corporation or at the time specified in the notice, whichever is later.

5. Election and Removal: Directors shall be elected by the shareholders on a show of hands unless a ballot is demanded in which case such election shall be by ballot. The whole board shall retire at the annual meeting at which the yearly election of directors is to take place but, if qualified, any retiring director shall be eligible for re-election; provided always that the shareholders of the Corporation may, by ordinary resolution passed at a special meeting of shareholders, remove any director or directors from office and a vacancy created by the removal of a director may be filled at the meeting of the shareholders at which the director is removed.

6. Committee of Directors: The directors may appoint from among their number a committee of directors and subject to section 115 of the Act may delegate to such committee any of the powers of the directors.

MEETINGS OF DIRECTORS

7. Place of Meeting: Meetings of the board of directors and of the committee of directors (if any) may be held at the registered office of the Corporation or at any place within or outside Canada.

Meetings of the Board shall be held from time to time at such place, on such day and at such time as the Board, the Chairperson of the Board, the managing director, the president or any two directors may determine.

If all the directors of the Corporation consent, a director may participate in a meeting of directors or of a committee of directors by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

Directors shall not transact business at a meeting of directors unless at least twenty-five per cent of the directors present are resident Canadians or, if the corporation has less than four directors, at least one of the directors present is a resident Canadian. Despite the foregoing, directors may transact business at a meeting of directors where the required number of resident Canadian directors are not present if

(a)	a resident Canadian director who is unable to be present approves in writing, or by telephonic, electronic or other communication facility, the business transacted at the meeting; and

(b)	the required number of resident Canadian directors would have been present had that director been present at the meeting.

8. Notice: A meeting of directors may be convened by the Chairperson of the Board, the Vice-Chairperson of the Board, the Managing Director, the President if he/she is a director, a Vice-President who is a director or any two directors at any time and the Secretary, when directed or authorized by any of such officers or any two directors, shall convene a meeting of directors. The notice of any such meeting need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified, including any proposal to:

(a)	submit to the shareholders any question or matter requiring the approval of the shareholders;

(b)	fill a vacancy among the directors or in the auditor;

(c)	issue securities;

(d)	declare dividends;

(e)	purchase, redeem or otherwise acquire shares of the corporation;

(f)	pay a commission for the sale of shares;

(g)	approve a management proxy circular;

(h)	approve a takeover bid or directors' circular;

(i)	approve any financial statements; or

(j)	adopt, amend or repeal by-laws.

The Notice of any such meeting shall be served in the manner specified in paragraph 60 of this by-law not less than two days (exclusive of the day on which the notice is delivered or sent but inclusive of the day for which notice is given) before the meeting is to take place; provided always that a director may in any manner waive notice of a meeting of directors and attendance of a director at a meeting of directors shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. Notice of an adjourned meeting of the Board is not required if the time and place of the adjourned meeting is announced at the original meeting.

For the first meeting of the board of directors to be held immediately following the election of directors by the shareholders or for a meeting of the board of directors at which a director is appointed to fill a vacancy in the board, no notice of such meeting shall be necessary to the newly elected or appointed director or directors in order to legally constitute the meeting, provided that a quorum of the directors is present.

9. Quorum: A majority of the directors shall form a quorum for the transaction of business and, notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of directors. No business shall be transacted at a meeting of directors unless a quorum of the board is present.

A director may, if all the directors of the Corporation consent, participate in a meeting of directors or of the committee of directors (if any) by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other and a director participating in such a meeting by such means is deemed to be present at that meeting.

10. Voting: Questions arising at any meeting of the board of directors shall be decided by a majority of votes. In case of an equality of votes the Chairperson of the meeting in addition to his/her original vote shall have a second or casting vote.

11. Resolution in lieu of meeting: Notwithstanding any of the foregoing provisions of this by-law a resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the directors or the committee of directors (if any) is as valid as if it had been passed at a meeting of the directors or the committee of directors (if any).

REMUNERATION OF DIRECTORS

12. The remuneration to be paid to the directors shall be such as the board of directors shall from time to time determine and such remuneration shall be in addition to the salary paid to any officer or employee of the Corporation who is also a member of the board of directors. The directors may also award special remuneration to any director undertaking any special services on, the Corporations behalf other than the routine work ordinarily required of a director by the Corporation and the confirmation of any such resolution or resolutions by the shareholders shall not be required. The directors shall also be entitled to be paid their traveling and other expenses properly incurred by them in connection with the affairs of the Corporation.

SUBMISSON OF CONTRACTS OR TRANSACTIONS TO SHAREHOLDERS FOR
APPROVAL

13. The board of directors in its discretion may submit any contract, act or transaction for approval or ratification at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and, subject to the provisions of section 120 of the Act, any such contract, act or transaction that shall be approved or ratified or confirmed by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Corporation's articles or any other by-law) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the Corporation.

14. Conflict of Interest: Subject to and in accordance with the provisions of the Act, a director or officer of the corporation who is party to a material contract or proposed material with the corporation, or is a director or an officer of or has a material interest in any person who is a party to a material contract or proposed material contract with the corporation, shall disclose in writing to the corporation or request to have entered in the minutes of meetings of directors, the nature and extent of such director or officer's interest, and any such director shall refrain from voting in respect thereof unless otherwise permitted by the Act.

15. Protection of Directors and Officers: Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, the corporation shall:

(a) indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the corporation or at the corporations request on behalf of any such body corporate), and such director or officer's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such director or officer in respect of any civil, criminal or administrative action or proceeding to which such director or officer is made a party by reason of being or having been a director or officer of such corporation or body corporate (or by reason of having undertaken such liability); and

(b) the directors shall with the approval of a court indemnify a person in respect of an action by or on behalf of the corporation or a body corporate to procure a judgment in its favour, to which such person is made a party by reason of being or having been a director or officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by such director or officer in connection with such actions;

if in each case such director or officer:

(a) acted honestly and in good faith with a view to the best interests of the corporation; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, had reasonable grounds for believing that his or her conduct was lawful.

Notwithstanding the foregoing, the corporation shall, without requiring the approval of a court, indemnify any person referred to above in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour who has been substantially successful on the merits in the defence of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by such person in respect of such action or proceeding, provided that such person has satisfied the conditions referred to in (a) and (b) above.

16. Insurance: Subject to the limitations contained in the Act the corporation may purchase and maintain insurance for the benefit of any person referred to in section 15 as the Board may from time to time determine.

OFFICERS

17. Appointment: Subject to any unanimous shareholder agreement, the board of directors shall annually or oftener as may be required appoint a President and a Secretary and, if deemed advisable, may annually or oftener as may be required appoint a Chairperson of the Board, a Vice-Chairperson of the Board, a Managing Director, one or more Vice-Presidents, a Treasurer, one or more Assistant Secretaries and/or one or more Assistant Treasurers. A director may be appointed to any office of the Corporation but none of the officers except the Chairperson of the Board, the Vice-Chairperson of the Board and the Managing Director need be a member of the board of directors. Two or more of the aforesaid offices may be held by the same person. In case and whenever the same person holds the offices of Secretary and Treasurer he/she may but need not be known as the Secretary-Treasurer. The board may from time to time appoint such other officers and agents as it shall deem necessary who shall have such authority and shall perform such duties as may from time to time be prescribed by the board of directors. Officers shall disclose their interest in any material contract in accordance with section 14.

18. Remuneration and Removal: The remuneration of all officers appointed by the board of directors shall be determined from time to time by resolution of the board of directors. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him/her from receiving such remuneration as may be determined. All officers, in the absence of agreement to the contrary, shall be subject to removal by resolution of the board of directors at any time, with or without cause.

19. Powers and Duties: All officers shall sign such contracts, documents or instruments in writing as require their respective signatures and shall respectively have and perform all powers and duties incident to their respective offices and such other powers and duties respectively as may from time to time be assigned to them by the board.

20. Duties may be delegated: In case of the absence or inability to act of any officer of the Corporation except the Managing Director or for any other reason that the board of directors may deem sufficient the board of directors may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

21. Chairperson of the Board: The Chairperson of the Board (if any) shall, when present, preside at all meetings of the board of directors, the committee of directors (if any) and the shareholders.

22. Vice-Chairperson of the Board: If the Chairperson of the Board is absent or is unable or refuses to act, the Vice-Chairperson of the Board (if any) shall, when present, preside at all meetings of the board of directors, the committee of directors (if any) and the shareholders.

23. Managing Director: The Managing Director (if any) shall be a resident Canadian and shall exercise such powers and have such authority as may be delegated to him/her by the board of directors in accordance with the provisions of section 115 of the Act.

24. President: The President shall be the chief executive officer of the Corporation. He/she shall be vested with and may exercise all the powers and shall perform all the duties of the Chairperson of the Board and/or Vice-Chairperson of the Board if none be appointed or if the Chairperson of the Board and the Vice-Chairperson of the Board are absent or are unable or refuse to act; provided, however, that unless he/she is a director he/she shall not preside as Chairperson at any meeting of directors or of the committee of directors (if any) or, subject to paragraph 37 of this by-law, at any meeting of shareholders.

25. Vice-president: The Vice-President or, if more than one, the Vice-Presidents, in order of seniority, shall be vested with all the powers and shall perform all the duties of the President in the absence or inability or refusal to act of the President; provided, however, that a Vice President who is not a director shall not preside as Chairperson at any meeting of directors or of the committee of directors (if any) or, subject to paragraph 37 of this by-law, at any meeting of shareholders.

26. Secretary: The Secretary shall give or cause to be given notices for all meetings of the board of directors, the committee of directors (if any) and the shareholders when directed to do so and shall have charge of the minute books of the Corporation and, subject to the provisions of paragraph 43 of this by-law, of the records (other than accounting records) referred to in section 20 of the Act.

27. Treasurer: Subject to the provisions of any resolution of the board of directors, the Treasurer shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such other depositary or depositaries as the board of directors may direct. He/she shall keep or cause to be kept the accounting records referred to in section 20 of the Act. He/she may be required to give such bond for the faithful performance of his/her duties as the board of directors in its uncontrolled discretion may require but no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

28. Assistant Secretary and Assistant Treasurers: The Assistant Secretary or, if more than one, the Assistant Secretaries in order of seniority, and the Assistant Treasurer or, if more than one, the Assistant Treasurers in order of seniority, shall respectively perform all the duties of the Secretary and the Treasurer, respectively, in the absence or inability or refusal to act of the Secretary or the Treasurer, as the case may be.

29. General Manager or Manager: The board of directors may from time to time appoint one or more General Managers or Managers and may delegate to him/her or them full power to manage and direct the business and affairs of the Corporation (except such matters and duties as by law must be transacted or performed by the board of directors and/or by the shareholders) and to employ and discharge agents and employees of the Corporation or may delegate to him/her or them any lesser authority A General Manager or Manager shall conform to all lawful orders given to him/her by the board of directors of the Corporation and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Corporation. Any agent or employee appointed by a General Manager or Manager shall be subject to discharge by the board of directors.

30. Vacancies: If the office of any officer of the Corporation shall be or become vacant by reason of death, resignation, disqualification or otherwise, the directors by resolution shall, in the case of the President or the Secretary, and may, in the case of any other office, appoint a person to fill such vacancy.

SHAREHOLDERS' MEETINGS

31. Annual Meeting: Subject to the provisions of section 133 of the Act, the annual meeting of the shareholders shall be held on such day in each year and at such time as the directors may by resolution determine at any place within Canada or, at a place outside Canada if the place is specified in the articles or all the shareholders entitled to vote at such meeting agree that the meeting is to be held at that place.

32. Special Meetings: The board shall have power to call a special meeting of shareholders at any time.

33. Notice: A printed, written or typewritten notice stating the day, hour and place of meeting shall be given by serving such notice on each shareholder entitled to vote at such meeting, on each director and on the auditor of the Corporation in the manner specified in paragraph 60 of this by-law, not less than twenty-one days or more than fifty days (in each case exclusive of the day on which the notice is delivered or sent and of the day for which notice is given) before the date of the meeting. Notice of a meeting at which special business is to be transacted shall state (a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon, and (b) the text of any special resolution to be submitted to the meeting. All business transacted at a special meeting of the shareholders and all business transacted at an annual meeting of shareholders, except in consideration of the financial statements and auditors report, election of directors and reappointment of the incumbent auditor, is deemed to be special business.

34. Waiver of Notice: A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders and attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

35. Omission of Notice: The accidental omission to give notice of any meeting or any irregularity in the notice of any meeting or the non-receipt of any notice by any shareholder or shareholders, director or directors or the auditor of the Corporation shall not invalidate any resolution passed or any proceedings taken at any meeting of shareholders.

36. Place of Meetings: Meetings of shareholders shall be held at the registered office of the corporation or elsewhere in the municipality in which the registered office is situate, or, if the Board shall so determine, at some other place in Canada or, at a place outside Canada if

(a)	the place is specified in the articles, or

(b)
all the shareholders entitled to vote at such meeting agree that the meeting is to be held at that place and a shareholder who attends a meeting outside Canada is deemed to have so agreed except when such shareholder attends such meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.

Any person entitled to attend a meeting of shareholders may participate in the meeting by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Corporation makes available such a communication facility. A person participating in a meeting by such means is deemed to be present at the meeting.

37. Votes: Every question submitted to any meeting of shareholders shall be decided in the first instance by a show of hands unless a person entitled to vote at the meeting has demanded a ballot and in the case of an equality of votes the Chairperson of the meeting shall both on a show of hands and on a ballot have a second or casting vote in addition to the vote or votes to which he/she may be otherwise entitled;

At any meeting unless a ballot is demanded, a declaration by the Chairperson of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

Any shareholder vote may be held entirely by means of a telephonic, electronic or other communication facility, if the Corporation makes available such a communication facility.

In the event that the Chairperson of the Board and the Vice-Chairperson of the Board are absent and the President is absent or is not a director and there is no Vice-President present who is a director, the persons who are present and entitled to vote shall choose another director as Chairperson of the meeting and if no director is present or if all the directors present decline to take the chair then the persons who are present and entitled to vote shall choose one of their number to be Chairperson.

A ballot may be demanded either before or after any vote by show of hands by any person entitled to vote at the meeting. If at any meeting a ballot is demanded on the election of a Chairperson or on the question of adjournment it shall he/she taken forthwith without adjournment. If at any meeting a ballot is demanded on any other question or as to the election of directors, the vote shall be taken by ballot in such manner and either at once, later in the meeting or after adjournment as the Chairperson of the meeting directs. The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded. A demand for a ballot may be withdrawn.

Where two or more persons hold the same share or shares jointly one of those holders present at a meeting of shareholders may, in the absence of the other or others, vote the share or shares but if two or more of those persons who are present, in person or by proxy, vote, they shall vote as one on the share or shares jointly held by them.

38. Proxies: Votes at meetings of shareholders may be given either personally or by proxy or, in the case of a shareholder who is a body corporate or association, by an individual authorized by a resolution of the board of directors or governing body of the body corporate or association to represent it at meetings of shareholders of the Corporation. At every meeting at which he/she is entitled to vote, every shareholder and/or person appointed by proxy and/or individual so authorized to represent a shareholder who is present in person shall have one vote on a show of hands. Upon a ballot at which he/she is entitled to vote, every shareholder present in person or represented by proxy or by an individual so authorized shall (subject to the provisions, if any, of the articles of the Corporation) have one vote for every share held by him.

A proxy shall be executed by the shareholder or his/her attorney authorized in writing and is valid only at the meeting in respect of which it is given or any adjournment thereof.

A person appointed by proxy need not be a shareholder.

A proxy may be in the following form:

The undersigned shareholder of ____________ hereby appoints ________________ of ________________, or failing him/her, _____________________ of _________________as the nominee of the undersigned to attend and act for the undersigned and on behalf of the undersigned at the ____________ meeting of the shareholders of the said Corporation to be held on _________________ the _____ day of , 20____ and at any adjournment or adjournments thereof in the same manner, to the same extent and with the same powers as if the undersigned were present at the said meeting or such adjournment or adjournments thereof.

DATED the _____________ day of ______________, 20______.

Signature of shareholder

The directors may from time to time make regulations regarding the lodging of proxies at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held and for particulars of such proxies to be cabled or telegraphed or sent by telex or in writing before the meeting or adjourned meeting to the Corporation or any agent of the Corporation for the purpose of receiving such particulars and providing that proxies so lodged may be voted upon as though the proxies themselves were produced at the meeting or adjourned meeting and votes given in accordance with such regulations shall be valid and shall be counted. The Chairperson of any meeting of shareholders may, subject to any regulations made as aforesaid, in his/her discretion accept telegraphic or cable or telex or written communication as to the authority of any person claiming to vote on behalf of and to represent a shareholder notwithstanding that no proxy conferring such authority has been lodged with the Corporation, and any votes given in accordance with such telegraphic or cable or telex or written communication accepted by the Chairperson of the meeting shall be valid and shall be counted.

39. Adjournment: If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

40. Quorum: A quorum at any meeting of shareholders (unless a greater number of persons are required to be present or a greater number of shares are required to be represented by the Act or by the articles or any other by-law) shall be persons present not being less than two in number and holding or representing not less than ten per cent (10%) of the total number of the issued shares of the Corporation for the time being enjoying voting rights at such meeting. No business shall be transacted at any meeting unless the requisite quorum is present at the time of the transaction of such business. A quorum need not be present throughout the meeting provided a quorum is present at the opening of the meeting. If a quorum is not present at the opening of a meeting of shareholders, the persons present and entitled to vote may adjourn the meeting to a fixed time and place but may not transact any other business.

41. Resolution in Lieu of Meeting: Notwithstanding any of the foregoing provisions of this by-law and except where a written statement is submitted by a director or by an auditor in accordance with the provisions of the Act, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of shareholders, and signed by all the shareholders entitled to vote at such meeting, satisfies all the requirements of the act relating to meetings of shareholders.

SHARES

42. Allotment and Issuance: Subject to the provisions of the Act, the articles and any unanimous shareholder agreement, shares in the capital of the Corporation may be allotted and issued by resolution of the board of directors at such times and on such terms and conditions and to such persons or class of persons as the board of directors determined, provided that no share shall be issued until it is fully paid.

43. Certificates: Share certificates and the acknowledgements of a shareholder's right to a share certificate shall, respectively, be in such form as the board of directors may by resolution approve and such certificates shall, unless otherwise ordered by the Board, be signed by the Chairperson of the Board or the president, the managing director, or a vice president and by the secretary, treasurer, any assistant secretary or any assistant treasurer or any director and need not be under corporate seal.

The signature of the Chairperson of the Board, the Vice-Chairperson of the Board, the Managing Director, the President or a Vice-President may be printed, engraved, lithographed or otherwise mechanically reproduced upon certificates for shares of the Corporation. Certificates so signed shall be deemed to have been manually signed by the Chairperson of the Board, the Vice-Chairperson of the Board, the Managing Director, the President or the Vice-President whose signature is so printed, engraved, lithographed or otherwise mechanically reproduced in facsimile thereon and shall be as valid to all intents and purposes as if they had been signed manually. Where the Corporation has appointed a registrar, transfer agent or branch transfer agent for the shares (or for the shares of any class or classes) of the Corporation the signature of the Secretary or Assistant Secretary may also be printed, engraved, lithographed or otherwise mechanically reproduced on certificates representing the shares (or the shares of the class or classes in respect of which any such appointment has been made) of the Corporation and when countersigned by or on behalf of a registrar, transfer agent or branch transfer agent such certificates so signed shall be as valid to all intents and purposes as if they had been signed manually. Signatures of signing officers may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the corporation; provided that at least one duly authorized director or officer of the corporation shall manually sign each certificate (other than a script certificate or a certificate representing a fractional share) in the absence of a manual signature thereon of the duly appointed transfer agent or registrar. A share certificate containing the signature of a person which is printed, engraved, lithographed or otherwise mechanically reproduced thereon may be issued notwithstanding that the person has ceased to be an officer of the Corporation and shall be as valid as if he/she were an officer at the date of its issue.

44. Replacement of Share Certificates: Subject to the provisions of the Act, the Board or any other officer or agent designated by the Board may in its or such officer or agents' discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate claimed to have been lost, destroyed or wrongfully taken on payment of such fee, not exceeding $3.00, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the Board may from time to time prescribe, whether generally or in any particular case.

45. Joint Shareholders: If two or more persons are registered as joint holders of any share, the corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for this certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issue of all in respect of such share.

46. Deceased Shareholders: In the event of the death of a holder, or of one of the joint holders, of any share, the corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by the Act and upon compliance with the reasonable requirements of the corporation.

TRANSFER OF SECURITIES

47. Transfer Agent and Registrar: The directors may from time to time by resolution appoint or remove one or more transfer agents and/or branch transfer agents and/or registrars and/or branch registrars (which may or may not be the same individual or body corporate) for the securities issued by the Corporation in registered form (or for such securities of any class or classes) and may provide for the registration of transfers of such securities (or such securities of any class or classes) in one or more places and such transfer agents and/or branch transfer agents and/or registrars and/or branch registrars shall keep all necessary books and registers of the Corporation for the registering of such securities (or such securities of the class or classes in respect of which any such appointment has been made). In the event of any such appointment in respect of the shares (or the shares of any class or classes) of the Corporation, all share certificates issued by the Corporation in respect of the shares (or the shares of the class or classes in respect of which any such appointment has been made) of the Corporation shall be countersigned by or on behalf of one of the said transfer agents and/or branch transfer agents and by or on behalf of one of the said registrars and/or branch registrars, if any.

48. Register of Transfer: Subject to the provisions of the Act and the articles, no transfer of shares shall be registered unless:

(a)	the share or other security is endorsed by an appropriate person;

(b)	reasonable assurance is given that the endorsement is genuine and effective;

(c)	the issuer has no duty to inquire into adverse claims or has discharged any such duty;

(d)	any applicable law relating to the collection of taxes has been complied with;

(e)	the transfer is rightful or is to a bona fide purchaser; and

(f)	any fee for a share or other security certificate prescribed by the Board or in accordance with the Act has been paid.

49. Securities Registers: A central securities register of the Corporation showing with respect to each class or series of shares and other securities:

(a)	the names, alphabetically arranged, and the latest known address of each person who is or has been a holder;

(b)	the number of shares or other securities held by each holder; and

(c)	the date and particulars of the issue and transfer of each share or other security,

shall be kept at the registered office of the Corporation or at such other office or place in Canada as may from time to time be designated by resolution of the board of directors and a branch securities register or registers may be kept at such office or offices of the Corporation or other place or places, either in or outside Canada, as may from time to time be designated by resolution of the directors.

50. Surrender of Certificates: No transfer of shares shall be recorded or registered unless or until the certificate representing the shares to be transferred has been surrendered and cancelled.

51. Shareholder indebted to the Corporation: If so provided in the articles of the Corporation, the Corporation has a lien on a share registered in the name of a shareholder or his/her legal representative for a debt of that shareholder to the Corporation. By way of enforcement of such hen the directors may refuse to permit the registration of a transfer of such share subject to any other provision of the articles and to any unanimous shareholder agreement.

DIVIDENDS

52. The directors may from time to time by resolution declare and the Corporation may pay dividends on the issued and outstanding shares in the capital of the Corporation subject to the provisions (if any) of the articles of the Corporation and the Act.

Dividends may be paid in money or property or by issuing fully paid shares of the corporation. In case several persons are registered as the joint holders of any shares, any one of such persons may give effectual receipts for all dividends and payments on account of dividends and/or redemption of shares (if any) subject to redemption.

53. Dividend Cheques: A dividend payable in cash shall be paid by cheque drawn on the corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at such holder's address recorded in the corporations securities register unless in each case such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and mailed to them at their address recorded in the securities register of the corporation. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the corporation is required to and does withhold.

54. Non-Receipt of Cheques: In the event of a non-receipt of any dividend cheque by the person to whom it is sent, the corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of nonreceipt and of title as the Board may from time to time prescribe whether generally or in any particular case.

55. Record Date for Dividends: The Board may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend as a record date for the determination of the persons entitled to receive payment of such dividend, provided that notice of any such record date is given, not less than seven days before such record date, by advertisement in a newspaper published or distributed in the place where the corporation has its registered office and in each place in Canada where a transfer of the corporation shares may be recorded, unless notice of such record date is waived in writing by every holder of share of the class or series effected whose name is set out in the securities register of the corporation at the close of business on the day the directors fix the record date. If no record date is fixed in advance the record date for the determination of persons entitled to receive payment of any dividend shall be at the close of business on the day on which the resolution relating to such dividend is passed by the Board.

56. Unclaimed Dividends: Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the corporation.

VOTING SHARES AND SECURITIES IN OTHER COMPANIES

57. All of the shares or other securities carrying voting rights of any other body corporate held from time to time by the Corporation may be voted at any and all meetings of shareholders, bondholders, debenture holders or holders of other securities (as the case may be) of such other body corporate and in such manner and by such person or persons as the board of directors of the Corporation shall from time to time determine. The proper signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the board of directors.

INFORMATION AVAILABLE TO SHAREHOLDERS

58. Except as provided by the Act, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation's business which in the opinion of the directors it would be inexpedient in the interests of the Corporation to communicate to the public.

59. The directors may from time to time, subject to rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or accounting record of the Corporation except as conferred by statute or authorized by the board of directors or by a resolution of the shareholders.

NOTICES

60. Service: Any notice or other document required by the Act, the articles or the by-laws to be sent to any shareholder, director, auditor, officer or member of a committee of the board shall be

(a)	delivered personally, or

(b)	sent by prepaid mail, by telegram or cable or telex, or

(c)	provided that the recipient has consented and such consent has not been revoked, sent in electronic format using an information system designated by the recipient to any such shareholder at his/her latest address as shown in the records of the Corporation or its transfer agent and to any such director at his/her latest address as shown in the records of the Corporation, and to the auditor at his/her business address; provided always that notice may be waived or the time for the notice may be waived or abridged at any time with the consent in writing of the person entitled thereto. A notice so delivered shall be deemed to have been sent when it is delivered personally or to such address as aforesaid; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been sent when dispatched or when delivered to the appropriate information system, communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the Board in accordance with any information believed by the secretary to be reliable. If a notice or document is sent to a shareholder by prepaid mail in accordance with this paragraph and the notice or document is returned on three consecutive occasions because the shareholder cannot be found, it shall not be necessary to send any further notices or documents to the shareholder until he/she informs the Corporation in writing of his/her new address.

61. Shares registered in more than one name: All notices or other documents with respect to any shares registered in more than one name shall be given to whichever of such persons is named first in the records of the Corporation and any notice or other document so given shall be sufficient notice or delivery to all the holders of such shares.

62. Persons becoming entitled by operation of law: Subject to section 51 of the Act, every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any share or shares shall be bound by every notice or other document in respect of such share or shares which, previous to his/her name and address being entered in the records of the Corporation, shall be duly given to the person or persons from whom he/she derives his/her title to such share or shares.

63. Deceased Shareholders: Subject to the Act, any notice or other document delivered or sent by post, telegram or telex or left at the address of any shareholder as the same appears in the records of the Corporation shall, notwithstanding that such shareholder be then deceased, and whether or not the Corporation has notice of his/her decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with any other person or persons) until some other person be entered in his/her stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or document on his/her heirs, executors or administrators and on all persons, if any, interested with him/her in such shares.

64. Signature to notices: The signature of any director or officer of the Corporation to any notice or document to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

65. Computation of time: Where a given number of days' notice or notice extending over a period is required to be given under any provisions of the articles or by-laws of the Corporation the day of service or posting of the notice or document shall, unless it is otherwise provided, be counted in such number of days or other period.

66. Proof of service: With respect to every notice or other document sent by post it shall be sufficient to prove that the envelope or wrapper containing the notice or other document was properly addressed as provided in paragraph 60 of this by-law and put into a post office or into a letter box. A certificate of an officer of the Corporation in office at the time of the making of the certificate or of a transfer officer of any transfer agent or branch transfer agent of shares of any class of the Corporation as to facts in relation to the sending or delivery of any notice or other document to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the corporation as the case may be.

67. Omissions and Errors: The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the Board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise based thereon.

68. Persons Entitled by Death or Operation of Law: Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall be entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom such person derives title to such share prior to such persons name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which such person became so entitled) and prior to such person furnishing to the corporation the proof of authority or evidence of such person's entitlement prescribed by the Act.

69. Waiver of Notice: Any shareholder (or such shareholders duly appointed proxyholder), director, officer, auditor or member of a committee of the Board may at any time waive the sending of any notice, or waive or abridge the time for any notice, required to be given to such person under any provision of the Act, the articles, the by-laws or otherwise and such waiver or abridgment shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgment shall be in writing except a waiver of notice of a meeting of shareholders or of the Board which may be given in any manner. Attendance of a director at a meeting of directors or of a shareholder or any other person entitled to attend a meeting of shareholders is a waiver of notice of the meeting except where such director, shareholder or other person, as the case may be, attends a meeting for the express purpose of objecting to the transaction of the business on the grounds that the meeting is not lawfully called.

CHEQUES, DRAFTS AND NOTES

70. All cheques, drafts or orders for the payment of money and all notes and acceptances and bills of exchange shall be signed by such officer or officers or person or persons, whether or not officers of the Corporation, and in such manner as the board of directors may from time to time designate by resolution.

CUSTODY OF SECURITIES

71. All shares and securities owned by the Corporation shall be lodged (in the name of the Corporation) with a chartered bank or a trust company or in a safety deposit box or, if so authorized by resolution of the board of directors, with such other depositaries or in such other manner as may be determined from time to time by the board of directors.

All share certificates, bonds, debentures, notes or other obligations belonging to the Corporation may be issued or held in the name of a nominee or nominees of the Corporation (and if issued or held in the names of more than one nominee shall be held in the names of the nominees jointly with the right of survivorship) and shall be endorsed in blank with endorsement guaranteed in order to enable transfer to be completed and registration to be effected.

EXECUTION OF INSTRUMENTS

72. Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by

(a)	the Chairperson of the Board, the Vice-Chairperson of the Board, the Managing Director, the President or a Vice-President together with the Secretary or the Treasurer, or

(b)	any two directors

and all contracts, documents and instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board of directors shall have power from time to time by resolution to appoint any officer or officers, or any person or persons, on behalf of the Corporation either to sign contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing.

The corporate seal (if any) of the Corporation may be affixed to contracts, documents and instruments in writing signed as aforesaid or by any officer or officers, person or persons, appointed as aforesaid by resolution of the board of directors, but any such contract, document or instrument is not invalid merely because the corporate seal is not affixed thereto.

The term "contracts, documents or instruments in writing" as used in this by-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, share warrants, stocks, bonds, debentures or other securities and all paper writings.

In particular without limiting the generality of the foregoing

(a)	the Chairperson of the Board, the Vice-Chairperson of the Board, the Managing Director, the President or a Vice-President together with the Secretary or the Treasurer, or

(b)	any two directors

shall have authority to sell, assign, transfer, exchange, convert or convey any and all shares, stocks, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Corporation and to sign and execute (under the seal of the Corporation or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any such shares, stocks, bonds, debentures, rights, warrants or other securities.

The signature or signatures of the Chairperson of the Board, the Vice-Chairperson of the Board, the Managing Director, the President, a Vice-President, the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer or any director of the Corporation and/or of any other officer or officers, person or persons, appointed as aforesaid by resolution of the board of directors may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon any contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation and all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation on which the signature or signatures of any of the foregoing officers or persons authorized as aforesaid shall be so reproduced pursuant to special authorization by resolution of the directors shall be deemed to have been manually signed by such officers or persons whose signature or signatures is or are so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation.

FINANCIAL YEAR

73. The financial year of the Corporation shall terminate on such date in each year as the directors may from time to time by resolution determine.

ENACTED this 7th day of April, 2005

/s/ Frederick Fisher
President